Exhibit 10.1

STOCKHOLDERS AGREEMENT

THIS STOCKHOLDERS AGREEMENT (this “AGREEMENT”), dated as of December 3, 2004, is entered into by and between MSC.Software Corporation, a Delaware corporation (the “Company”), ValueAct Capital Master Fund, L.P. (“ValueAct Master Fund”), ValueAct Capital Partners Co-Investors, L.P. (“ValueAct Co-Investors”), VA Partners, L.L.C. (“VA Partners”), Jeffrey W. Ubben (“Ubben”), George F. Hamel, Jr. (“Hamel”), Peter H. Kamin (“Kamin,” and together with ValueAct Master Fund, ValueAct Co-Investors, VA Partners, Ubben, Hamel and Kamin, the “Stockholders”) and, with respect to the last sentence of Section 1.2 of this Agreement only, Gregory P. Spivy and William J. Weyand.

W I T N E S S E T H:

WHEREAS, one or more of the Stockholders is the beneficial owner of 3,459,800 shares (the “Shares”) of common stock of the Company (the “Common Stock”), which represents approximately 11.3% of the outstanding shares of Common Stock; and

WHEREAS, the Company and the Stockholders desire to increase the authorized number of directors and make certain other agreements as contained herein.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, representations, warranties, respective covenants and agreements of the parties contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

BOARD OF DIRECTORS

Section 1.1            INCREASE BOARD SIZE.  Effective upon the execution and delivery of this Agreement, (i) Article III, Section 2 of the Company’s Bylaws shall be amended to increase the exact number of directors from five (5) to seven (7), (ii) the two additional directors created by such amendment shall be designated as Class I directors, in accordance with the Certificate of Incorporation and Bylaws of the Company, (iii) Gregory P. Spivy and William J. Weyand shall be appointed as new Class I directors, (iv) each of Messrs. Spivy and Weyand shall be appointed as members of the Nominating and Governance Committee of the Board of Directors of the Company and (v) Mr. Weyand shall be appointed as a member of the Audit Committee of the Board of Directors of the Company.

Section 1.2            STOCKHOLDERS DIRECTORS.  So long as the Stockholders beneficially own in the aggregate 10% or more of the outstanding shares of Common Stock and this Agreement has not otherwise been terminated in accordance with its terms, the Stockholders shall have the right to designate one individual who is an affiliate (as defined in Rule 12b-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (an “Affiliate”) of the Stockholders as a nominee for election as a director of the Company (the “Affiliate Director”) and one individual who is not an Affiliate of the Stockholders as a nominee for election as a director of the Company (the “Independent Director” and together with the

Affiliate Director, the “Stockholders Directors”).  The initial Affiliate Director shall be Mr. Spivy and the initial Independent Director shall be Mr. Weyand.  Any other individual designated as Affiliate Director or Independent Director must be reasonably acceptable to the Company.  So long as the Stockholders beneficially own in the aggregate 10% or more of the outstanding shares of Common Stock and this Agreement has not otherwise been terminated in accordance with its terms, the Company will support the election of the Stockholders Directors at each annual meeting of stockholders of the Company.  The Company shall use its reasonable best efforts to appoint both of the Stockholders Directors as members of the Nominating and Governance Committee of the Board of Directors of the Company and the Independent Director as a member of the Audit Committee of the Board of Directors of the Company.  At such time as the Stockholders no longer beneficially own in the aggregate 10% or more of the outstanding shares of Common Stock, each of the Stockholders Directors will tender his resignation as a director of the Company.

Section 1.3            ADDITIONAL INDEPENDENT DIRECTORS.  The parties hereto acknowledge that, as soon as reasonably practicable, the Board of Directors intends to further increase the exact number of directors to nine (9) and to appoint two additional directors who are not Affiliates of the Company or the Stockholders.  The two additional directors will be recommended by the Nominating and Governance Committee of the Board of Directors from candidates designated by the directors of the Company.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.1            REPRESENTATIONS AND WARRANTIES OF STOCKHOLDERS.  The Stockholders represent and warrant to the Company that (i) one or more of the Stockholders is the record and direct or indirect beneficial owner of the Shares, (ii) each of the Stockholders, other than Ubben, Hamel and Kamin, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite power and authority to execute and deliver this Agreement, (iii) this Agreement has been duly executed and delivered by the Stockholders, and (iv) this Agreement constitutes the valid and binding agreement of the Stockholders, enforceable against the Stockholders in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect.  The Stockholders further represent and warrant to the Company that Mr. Weyand (A) is not an Affiliate of any of the Stockholders, (B) is not an employee of, and does not receive compensation directly or indirectly from, any of the Stockholders, (C) will not be directed by any of the Stockholders to act on its behalf or in its place as a director of the Company, and (D) to the best of the Stockholders’ knowledge, is “independent” of the Company within the meaning of Rule 10A-3 promulgated under the Exchange Act and the rules of the New York Stock Exchange.

Section 2.2            REPRESENTATIONS AND WARRANTIES OF THE COMPANY.  The Company represents and warrants to the Stockholders that (i) the Company is duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to execute and deliver this Agreement, (ii) this

Agreement has been duly executed and delivered by the Company, and (iii) this Agreement constitutes the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a proceeding in equity or at law), in each case now or hereafter in effect.  The Company further represents and warrants to the Stockholders that the actions contemplated by Sections 1.1 and 1.2 of this Agreement have been duly and validly authorized by all necessary corporate action and expressly approved by the Board of Directors of the Company.

ARTICLE III

COVENANTS

Section 3.1            COVENANTS OF THE STOCKHOLDERS.  ValueAct Master Fund agrees immediately to dismiss the action initiated by the filing of the Complaint pursuant to 8.Del.C. § 211 filed in the Court of Chancery of the State of Delaware In and For New Castle County (Filing ID 4549410), filed November 4, 2004.  Each of the Stockholders agrees with the Company that, during the period commencing on the date hereof and ending on the date that is 90 days after the date on which the Company has first filed with the Securities and Exchange Commission its Annual Report on Form 10-K for the fiscal year ended December 31, 2003 and each of its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q for periods subsequent to December 31, 2003, the required filing date thereof has passed:

(a)           None of the Stockholders will file any action to compel the Company to schedule or hold an annual meeting of stockholders, nor will any of the Stockholders directly or indirectly support, assist or encourage the filing of any such action.

(b)           Each of the Stockholders will not, and will cause each of its Affiliates not to:  (i) propose directly or indirectly to the Company or its stockholders any transaction between a Stockholder or any of its Affiliates and the Company and/or its security holders or involving any of its securities or security holders unless the Board of Directors of the Company shall have requested in writing that it make such a proposal, (ii) acquire, or assist, advise or encourage any other person in acquiring, directly or indirectly, control of the Company or any of the Company’s securities, businesses or assets, unless the Company shall have consented in advance in writing to such acquisition; provided that nothing in this clause (ii) shall limit the right of any Stockholder to sell any shares of Common Stock so long as the Stockholders, in the aggregate, do not knowingly sell 5% or more of the then outstanding shares of the Company’s Common Stock to any one person or group (as defined in Section 13(d)(3) of the Exchange Act) (it being understood that the right of any Stockholder to sell any shares of Common Stock to a broker-dealer shall not be limited in any respect by this clause (ii), including, without limitation, the foregoing 5% limitation), (iii) engage in any proxy contest with respect to the election of directors, (iv) request the Company or any of its representatives, directly or indirectly, to release it from, amend or waive, or otherwise take any action that is inconsistent with any provision of this paragraph (including this clause (iv)); provided that nothing in this clause (iv) shall limit the right of the Stockholders to request that the Company amend or waive the 5% limitation contained in the proviso in clause (ii), or (v) take any action that might cause the Company in its reasonable judgment to conclude that it is required to make any public announcement regarding any of the activities referred to in this paragraph or the possibility of any business combination or asset sale transaction or merger (it being agreed that in the event that any proposal made by any Stockholder or any of its Affiliates or any of their representatives shall cause the Company in its reasonable judgment to conclude that it would be required to make any such public announcement, upon the Company’s request such Stockholder or its Affiliate or their representatives, as applicable, shall immediately withdraw such proposal in writing).

Section 3.2            COVENANTS OF THE COMPANY.  The Company shall not enter or agree to enter into any transaction the consummation of which would result in a person acquiring (A) control, directly or indirectly, of the Company, (B) more than twenty percent (20%) of securities of the Company entitled to vote in the election of directors of the Company or (C) a substantial portion of the Company’s businesses or assets until at least two (2) business days following the receipt by the Stockholders of written notice from the Company that the Company has commenced substantive negotiations with such person with respect to such transaction.

ARTICLE IV

TERMINATION

Section 4.1            TERMINATION.  This Agreement shall terminate and be of no further force or effect upon the first of the following events to occur:

(a)           Except upon the request of the Stockholders, either of the Stockholders Directors is not nominated as a director by the Nominating and Governance Committee of the Board of Directors of the Company or otherwise included as a nominee for director in any proxy statement sent by the Company in connection with any meeting of the stockholders of the Company for the election of directors.

(b)           Either of the Stockholders Directors is no longer a member of the Board of Directors of the Company; provided that in the case of the death or resignation of either of the Stockholders Directors, the Stockholders shall have promptly given written notice to the Company of a replacement Stockholders Director, and such replacement Stockholders Director shall have not been appointed within ten (10) business days after such written notice; provided further that (i) any person designated by the Stockholders to replace an Affiliate Director must be an Affiliate Director, (ii) any person designated by the Stockholders to replace an Independent Director must be an Independent Director and the Stockholders must deliver to the Company written representations and warranties regarding the new Independent Director substantially the same as set forth in the last sentence of Section 2.1, and (iii) any individual designated as an Affiliate Director or Independent Director must be reasonably acceptable to the Company.

(c)           Except in the case of death or resignation, (i) either of the Stockholders Directors is no longer a member of the Nominating and Governance Committee of the Board of Directors of the Company or (ii) the Independent Director is no longer a member of the Audit Committee of the Board of Directors of the Company.

(d)           By mutual consent of the Company and the Stockholders.

(e)           The Company shall have received an offer from a person other than a Stockholder or an Affiliate of a Stockholder to acquire (A) control, directly or indirectly, of the Company, (B) more than twenty percent (20%) of the voting power of securities of the Company entitled to vote in the election of directors of the Company or (C) a substantial portion of the Company’s businesses or assets that the Company shall not have rejected within ten (10) business days if the offer is made in the form of a tender offer for the Company’s securities or fifteen (15) business days if the offer is made in any other manner.

(f)            The Company shall have commenced substantive negotiations with, or provided any non-public information relating to the Company to, any person regarding a transaction the consummation of which would result in a person acquiring (A) control, directly or indirectly, of the Company, (B) more than twenty percent (20%) of securities of the Company entitled to vote in the election of directors of the Company or (C) a substantial portion of the Company’s businesses or assets.

(g)           The Company shall have made a general assignment for the benefit of creditors or any proceeding shall have been instituted by or against the Company seeking to adjudicate it bankrupt or insolvent, or seeking liquidation, winding up or reorganization under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or for any substantial part of its property.

Section 4.2            EFFECT OF TERMINATION.  In the event of any termination of this Agreement, this Agreement (other than Sections 5.1 through 5.8, inclusive) shall become void and of no effect with no liability on the part of any party hereto; provided that no such termination shall relieve any party hereto from liability for any breach of this Agreement prior to termination thereof.

ARTICLE V

GENERAL

Section 5.1            NOTICES.  All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given to a party if delivered in person or sent by overnight delivery (providing proof of delivery) to the party at the following addresses (or at such other address for a party as shall be specified by like notice) on the date of delivery, or if by facsimile, upon confirmation of receipt:

If to the Company:	MSC.Software Corporation
	2 MacArthur Place
	Santa Ana, CA 92707
	Attention:	Frank Perna, Jr.
	Telephone:	714.444.5104
	Telecopier:	714.784.4443

With a copy
(which shall not
constitute notice) to:	O’Melveny & Myers LLP
	400 South Hope Street
	Los Angeles, CA 90071-2899
	Attention:	Richard A. Boehmer
	Telephone:	213.430.6643
	Telecopier:	213.430.6407

If to the Stockholders:	c/o ValueAct Capital
	435 Pacific Avenue, Fourth Floor
	San Francisco, CA 94133
	Attention:	Gregory P. Spivy
	Telephone:	415.362.3700
	Telecopier:	415.362.5727

With a copy (which shall not constitute notice) to:	Dechert LLP
	4000 Bell Atlantic Tower
	1717 Arch Street
	Philadelphia, PA 19103-2791
	Attention:	Christopher G. Karras
	Telephone:	215.994.4000
	Telecopier:	215.994.2222

Section 5.2            NO THIRD-PARTY BENEFICIARIES.  Nothing in this Agreement, whether express or implied, is intended to or shall confer any rights, benefits or remedies under or by reason of this Agreement on any persons other than the parties and their respective successors and permitted assigns, nor is anything in this Agreement intended to relieve or discharge the obligation or liability of any third persons to any party, nor shall any provisions give any third persons any right or subrogation over or action against any party.

Section 5.3            GOVERNING LAW.  This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the conflicts of law provisions thereof.  Any disputes arising out of or in connection with this Agreement shall be adjudicated in the Court of Chancery of the State of Delaware.  Each party hereto irrevocably submits to the personal jurisdiction of such court for the purposes of any such suit, action, counterclaim or proceeding arising out of this Agreement (collectively, a “Suit”).  Each of the parties hereto hereby waives and agrees not to assert by way of motion, as a defense or otherwise in any such Suit, any claim that it is not subject to jurisdiction of the above court, that such Suit is brought in an inconvenient forum, or the venue of such Suit is improper.  Each of the parties hereby agrees that service of all writs, process and summonses in any Suit may be made upon such party by mail to the address as provided in this Agreement.  Nothing herein shall in anyway be deemed to limit the ability of any party to serve any such writs, process or summonses in any other matter permitted by applicable law.

Section 5.4            ASSIGNMENT; SUCCESSORS.  This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns.  No party to this Agreement may assign its rights or delegate its obligations under this Agreement, whether by operation of law or otherwise, to any other person without the express prior written consent of the other party hereto.  Any such assignment or transfer made without the prior written consent of the other party hereto shall be null and void.

Section 5.5            AMENDMENTS; WAIVERS.  Subject to applicable law, this Agreement may only be amended pursuant to a written agreement executed by all the parties, and no waiver of compliance with any provision or condition of this Agreement and no consent provided for in this Agreement shall be effective unless evidenced by a written instrument executed by the party against whom such waiver or consent is to be effective.  No waiver of any term or provision of this Agreement shall be construed as a further or continuing waiver of such term or provision or any other term or provision.

Section 5.6            ENTIRE AGREEMENT.  This Agreement constitutes the entire agreement of all the parties and supersedes any and all prior and contemporaneous agreements, memoranda, arrangements and understandings, both written and oral, between the parties, or either of them, with respect to the subject matter hereof.  No representation, warranty, promise, inducement or statement of intention has been made by any party which is not contained in this Agreement and no party shall be bound by, or be liable for, any alleged representation, promise, inducement or statement of intention not contained herein or therein.  The parties expressly disclaim reliance on any information, statements, representations or warranties regarding the subject matter of this Agreement other than the terms of this Agreement.

Section 5.7            COUNTERPARTS.  To facilitate execution, this Agreement may be executed in any number of counterparts (including by facsimile transmission), each of which shall be deemed to be an original, but all of which together shall constitute one binding agreement on the parties, notwithstanding that not all parties are signatories to the same counterpart.

Section 5.8            SPECIFIC PERFORMANCE.  The parties agree that irreparable damage would occur in the event any of the provisions of this Agreement were not performed in accordance with the terms hereof and that the parties are entitled to specific performance of the terms hereof in addition to any other remedies at law or in equity.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first above written.

MSC.SOFTWARE CORPORATION

By:	/s/	FRANK PERNA, JR.
Name: Frank Perna, Jr.
Title: Chairman and CEO

STOCKHOLDERS:

ValueAct Capital Master Fund, L.P., by
VA Partners, L.L.C., its General Partner

By:	/s/	GEORGE F. HAMEL, JR.
Name: George F. Hamel, Jr.
Title: Managing Member

ValueAct Capital Partners Co-Investors, L.P.,
by VA Partners, L.L.C., its General Partner

By:	/s/	GEORGE F. HAMEL, JR.
Name: George F. Hamel, Jr.
Title: Managing Member

VA Partners, L.L.C.

By:	/s/	GEORGE F. HAMEL, JR.
Name: George F. Hamel, Jr.
Title: Managing Member

	/s/	JEFFERY W. UBBEN
Jeffrey W. Ubben

	/s/	GEORGE F. HAMEL, JR.
George F. Hamel, Jr.

	/s/	P. H. KAMIN.
Peter H. Kamin

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/s/	GREGORY P. SPIVY
Gregory P. Spivy

/s/	WILLIAM J. WEYAND
William J. Weyand

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